Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”), dated as of October 26, 2020 (the “Execution Date”), is entered into by and between NuZee, Inc., a Nevada corporation (the “Company”), and Triton Funds LP, a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, upon the terms and subject to the conditions contained herein, the Investor agrees to purchase, and the Company agrees to sell, One Million Dollars ($1,000,000) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), which shares of Common Stock issued pursuant to this Agreement shall be registered under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to the effective Registration Statement (as defined below) and the applicable prospectus supplement.

NOW THEREFORE, in consideration of the foregoing recital, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

AGREEMENT

SECTION I

DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“Administrative Fee” shall mean $10,000 payable by the Company to the Investor at the Closing.

“Affiliate” shall mean any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any other person, as such terms are used in and construed under Rule 405 under the 1933 Act.

“Business Day” shall mean any day on which the Principal Market for the Purchased Shares is open for trading from the hours of 9:30 a.m. until 4:00 p.m. Eastern time.

“Closing” shall mean the closing of the purchase and sale of the Purchased Shares pursuant to Section II.

“Closing Date” shall mean the date that is no later than two (2) Business Days after the Purchase Notice Date.

“Commitment Period” shall mean the period beginning on the Business Day immediately following the Execution Date and ending on the expiration of this Agreement.

“Investment Amount” shall mean the total dollar amount of Common Stock to be sold by the Company at the Closing, not to exceed One Million Dollars ($1,000,000).

“Per Share Purchase Price” shall mean 90% of the lowest closing price of the Common Stock as reported by the Principal Market during the five (5) Business Days prior to the Closing Date.

“Principal Market” shall mean the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Markets, which is, at the time, the market on which the Common Stock is then listed.

“Purchase Notice” shall mean the written notice sent to the Investor by the Company, which Purchase Notice shall state that the Company intends to sell the Purchased Shares to the Investor pursuant to the terms of this Agreement.

“Purchased Shares” shall mean shares of Common Stock issued to the Investor at the Closing pursuant to the terms of this Agreement, in a number equal to the Investment Amount divided by the Per Share Purchase Price.

“Registration Statement” means the Registration Statement on Form S-3 (File No. 333- 248531) declared effective by the SEC on October 2, 2020, and registering, among other securities, the Purchased Shares issuable hereunder pursuant to the applicable prospectus supplement to be filed with the SEC.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Subsidiary” shall mean any direct or indirect subsidiary.

SECTION II

PURCHASE AND SALE OF COMMON STOCK

2.1 PURCHASE AND SALE OF PURCHASED SHARES. On the Closing Date, subject to the terms and conditions set forth herein, the Company shall sell to the Investor, and the Investor shall purchase from the Company, that number of Purchased Shares equal to the Investment Amount divided by the Per Share Purchase Price.

2.2 DELIVERY OF PURCHASE NOTICE. Subject to the terms and conditions herein, the Company may deliver the Purchase Notice to the Investor during the Commitment Period, which Purchase Notice shall be in the form attached hereto as Exhibit A.

2.3 CONDITIONS TO OBLIGATIONS. Notwithstanding anything to the contrary in this Agreement, the Investor shall not be obligated to purchase any Purchased Shares at the Closing unless each of the following conditions are satisfied:

(i)	the representations and warranties of the Company contained herein shall remain accurate in all material respects on the Closing Date (unless as of a specific date herein in which case they shall be accurate as of such date);

(ii)	the Registration Statement shall remain effective and available for the offer and sale of the Purchased Shares at all times until the Closing;

(iii)	at the Closing, the Common Stock shall have been listed or quoted for trading on the Principal Market and shall not have been suspended from trading, at any time, after the Execution Date and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

(iv)	no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Purchased Shares; and

(v)	the issuance of the Purchased Shares will not violate any requirements of the Principal Market.

If any of the events described in clauses (i) through (iv) above occurs prior to the Closing, then the Investor shall have no obligation to purchase the Purchased Shares set forth in the Purchase Notice.

Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to sell any Purchased Shares to the Investor at the Closing unless the representations and warranties of the Investor contained herein shall remain accurate in all material respects on the Closing Date (unless as of a specific date herein in which case they shall be accurate as of such date).

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2.4 MECHANICS OF PURCHASE OF PURCHASED SHARES BY INVESTOR. The Closing Date and Closing of the purchase of the Purchased Shares set forth in the Purchase Notice shall occur no later than two (2) Business Days following the first receipt by Investor’s custodian of the Purchased Shares (the “Purchase Notice Date”); it being understood that Investor shall deliver the Purchase Notice to Investor’s custodian on the Purchase Notice Date. At the Closing, the Investor shall deliver the Investment Amount (less the Administrative Fee) in U.S. dollars by wire transfer of immediately available funds to an account designated by the Company set forth in the Purchase Notice. In addition, on or prior to the Closing, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

2.5 LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Purchased Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Rule 13d-3 promulgated pursuant to the 1934 Act), by the Investor, would exceed 4.99% of the aggregate number of shares of Common Stock outstanding on the Purchase Notice Date, as determined in accordance with Rule 13d-1(j) of promulgated pursuant to 1934 Act.

SECTION III

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

By executing this Agreement, the Investor represents, warrants and agrees that:

3.1 ORGANIZATION AND QUALIFICATION. The Investor is an entity duly organized, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement.

3.2 POWER AND AUTHORITY. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby are within the powers of the Investor and have been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly and validly executed and delivered by the Investor and constitutes a legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

3.3 EFFECTIVE REGISTRATION STATEMENT. The Purchased Shares are being offered pursuant to the Registration Statement and the applicable prospectus supplement to be filed with the SEC in connection herewith, and the Investor is solely relying on the Registration Statement and all periodic and current reports filed by the Company under the 1934 Act prior to the date of this Agreement (the “SEC Filings”) in determining whether to purchase the Purchased Shares.

3.4 REVIEW OF SEC FILINGS. Investor has had full opportunity to read and review the Registration Statement, the documents incorporated therein by reference, and consult with an attorney regarding such Registration Statement.

3.5 ACCURACY OF REPRESENTATIONS. The information provided herein and these representations, warranties and agreements are accurate and complete, and shall remain so until the Investor notifies the Company otherwise.

3.6 NO SHORT SALES. Neither the Investor nor any of its Affiliates has (i) engaged in any short sale or similar transactions with respect to the Common Stock, or (ii) taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in, under the 1934 Act or otherwise, manipulation of the price of the Common Stock in order to facilitate the transactions contemplated by this Agreement, and the Investor and its Affiliates shall not engage in any of such foregoing transactions following the Execution Date until the Closing. The Investor is not aware of any such action taken or to be taken by any person.

3.7 OWNERSHIP OF COMMON STOCK. As of the date of this Agreement, the Investor (together with any of its Affiliates) beneficially owns (as defined under Rule 13d-3 promulgated pursuant to the 1934 Act) no more than 1,000 shares of Common Stock, and does not own any options, warrants or other rights to acquire or dispose of equity or voting securities of the Company or any other securities convertible into equity securities of the Company.

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3.8 FINANCING. At the Closing, the Investor will have sufficient cash of immediately available U.S. Dollars to enable it to make payment of the Investment Amount.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed on the Company’s SEC Filings, the Company represents and warrants to the Investor that:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had a material adverse effect on the business, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the authority or ability of the Company to perform its obligations and transactions contemplated under this Agreement.

4.2 AUTHORIZATION.

(i)	The Company has the requisite corporate power and authority to enter into this Agreement and to issue the Purchased Shares in accordance with the terms hereof.

(ii)	The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including without limitation the issuance of the Purchased Shares pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

4.3 ENFORCEABILITY.

(i)	This Agreement has been duly and validly executed and delivered by the Company.

(ii)	This Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.4 ISSUANCE OF SHARES. The Company has reserved for issuance pursuant to this Agreement the amount of Purchased Shares included in the base prospectus forming part of the Registration Statement , which have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 5.5 below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than any taxes, liens or charges arising from an act or omission of the Investor).

4.5 INSURANCE. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business.

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SECTION V

COVENANTS OF THE COMPANY

5.1 COMMERCIALLY REASONABLE EFFORTS. The Company shall use commercially reasonable efforts to satisfy the covenants of the Company under this Section V.

5.2 REPORTING STATUS. From the Execution Date until this Agreement terminates pursuant to Section VI, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take any action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act.

5.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Purchased Shares for general corporate and working capital purposes or acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith, deem to be in the best interest of the Company and its stockholders.

5.4 FINANCIAL INFORMATION. During the Commitment Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

5.5 INTENTIONALLY OMITTED.

5.6 LISTING. The Company shall maintain the listing of all of the Purchased Shares on the Principal Market (subject to official notice of issuance) for at least one (1) year from the date of this Agreement. Neither the Company nor any of its Subsidiaries shall take any action for at least one (1) year from the date of this Agreement which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Business Day resulting from business announcements by the Company). During the Commitment Period, the Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

5.7 CORPORATE EXISTENCE. During the Commitment Period, the Company shall preserve and continue the corporate existence of the Company.

5.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION. During the Commitment Period, the Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Purchased Shares: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Purchased Shares for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus.

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5.9 TRANSFER AGENT. The Company shall deliver instructions to its transfer agent to issue Purchased Shares to the Investor that are issued to the Investor pursuant to this Agreement.

SECTION VI

EXPIRATION

This Agreement shall expire either upon the earlier to occur of:

6.1 that date when the Investor has purchased an aggregate of One Million Dollars ($1,000,000) in Purchased Shares pursuant to this Agreement; or

6.2 November 2, 2020.

Any and all amounts, if any, due under this Agreement shall be immediately payable and due at the Closing pursuant to the terms of Section II.

SECTION VII

INDEMNIFICATION

In consideration of the parties mutual obligations set forth in this Agreement, each party to this Agreement (the “Indemnitor”) shall defend, protect, indemnify and hold harmless the other party hereto and all of such other party’s officers, directors, along with each person or entity, if any, who controls such other party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements as such fees and disbursements are reasonably incurred by such Indemnitee in connection with investigating, defending, settling, compromising or paying such claims, losses, costs, penalties, fees, liabilities, damages, expense or action (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (II) any breach of any covenant, agreement or obligation of the Indemnitor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that the Indemnitor will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnitee or Indemnitees to comply with the covenants and agreements contained in this Agreement, or (ii) the inaccuracy of any representations made by such Indemnitee or Indemnitees herein. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

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SECTION VIII

MISCELLANEOUS

8.1 LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of choice or conflicts of laws (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Nevada. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located within the State of Nevada. The parties to this Agreement agree that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

8.2 LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in this Agreement, including the Administrative Fee, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached this Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Purchased Shares.

8.3 SURVIVAL. The representations and warranties of the Company and the Investor contained in this Agreement shall survive, as of their respective dates, the Commitment Period and the expiration of this Agreement.

8.4 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

8.5 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so received in the case of mail or courier, and addressed as follows:

Notices for the Company:

NuZee, Inc.

1401 Capital Avenue, Suite B

Plano, Texas 75074

Attention: Masateru Higashida, Chief Executive Officer

Email: masa@coffeeblenders.com

with a copy (which shall not constitute notice) to:

Polsinelli PC

2049 Century Park East, Suite 2900

Los Angeles, California 90067

Attention: Alan A. Lanis, Jr.

Email: jrlanis@polsinelli.com

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Notices for the Investor:

Triton Funds LP

8910 University Center Lane, 4th Floor

San Diego, CA 92122

Attention: Ashkan Mapar, Prinicpal

Email: tritonfundsllc@gmail.com

with a copy (which shall not constitute notice) to:

Indeglia PC

13274 Fiji Way, Suite 250

Marina del Rey, CA 90292

Attention: Marc Indeglia

Email: marc@indegliapc.com

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

8.6 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

8.7 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The parties acknowledge and agree that: (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting; and (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

8.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, and the Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

8.9 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

8.11 DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION. The Company shall use commercially reasonable efforts to refrain from intentionally disclosing to the Investor material non-public information regarding the Company.

8.12 PUBLICITY AND SEC DISCLOSURES. Other than as required by law (in which case no prior consent shall be required), the Company and the Investor shall not issue any such press release or otherwise make any such public statement or filing in connection with the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except if such disclosure is required by applicable law (including the rules of any applicable stock exchange), in which case the disclosing party shall provide the other party with prior notice of such public statement or filing.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TRITON FUNDS LP

By:	/s/ Ashkan Mapar
Name:	Ashkan Mapar
Title:	Principal

NuZee, Inc.

By:	/s/ Shanoop Kothari
Name:	Shanoop Kothari
Title:	Vice President, Chief Financial Officer and Chief Operating Officer

Signature Page to Common Stock Purchase Agreement

EXHIBIT A

PURCHASE NOTICE

Date: _____, 2020

TRITON FUNDS LP,

This is to inform you that as of today NuZee, Inc. (the “Company”) hereby elects to exercise its right pursuant to the Common Stock Purchase Agreement (the “Agreement”) dated October 26, 2020, and entered into between the Company and you, to require you to purchase _____ Purchased Shares for an Investment Amount up to One Million Dollars ($1,000,000).

The Company’s wire instructions are as follows:

[Insert Wire Instructions]

The Per Share Purchase Price shall be calculated in accordance with the terms and conditions of the Agreement. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Regards,

NuZee, Inc.

By:
Name:
Title:

Exhibit A